LIST OF OMITTED SCHEDULES/EXHIBITS TO THE NSI AGREEMENT


Exhibits
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Exhibit A     Employment Agreements
Exhibit B     Negotiable Purchase Note (also included as Exhibit B to the PCM
              Agreement)
Exhibit C     Purchase Note Letter of Credit (also included as Exhibit D to the
              PCM Agreement)
Exhibit D     Registration Rights Agreement
Exhibit E     Certificate of Merger
Exhibit F     Secretary's Certificate
Exhibit G     Release

Schedules
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NSI Disclosure Schedule